EXHIBIT 4.28

Executive director appointment letter – Mr Ahmed Fahour

The Executive director appointment letter of Mr Ahmed Fahour is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005